Exhibit 99.1

BWAY Intermediate Company, Inc. Announces the

Refinancing of Certain Outstanding Indebtedness

Atlanta, Georgia — July 31, 2014 —BWAY Intermediate Company, Inc. (the “Company”) announced today that BWAY Holding Company (the “Issuer”), the direct subsidiary of the Company and an affiliate of Platinum Equity, LLC (“Platinum Equity”), intends to offer $770 million aggregate principal amount of senior notes due 2021 (the “Notes”), subject to market and other customary conditions. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and state securities laws.

In addition to the offering of the Notes, the Issuer intends to enter into a new $1.1 billion term loan credit facility (the “new term loan credit facility”) to refinance its existing term loan credit facility (the “existing term loan credit facility”), and expects to enter into an amendment to its existing asset-based revolving credit facility (the “ABL facility”) to facilitate the transactions. The ABL facility is to continue as is with the same amount of liquidity to be available to the Company.

The proceeds of the Notes offering, together with proceeds from the new term loan credit facility, are intended to be used to (i) redeem all of the outstanding 9.00%/9.75% Senior PIK Toggle Notes due 2017 issued by BOE Intermediate Holding Corporation, an indirect parent of the Company (“BOE Intermediate”), and all of the outstanding 9.50%/10.25% Senior PIK Toggle Notes due 2017 issued by BWAY Parent Company, Inc., the direct parent of the Company, (ii) redeem all of the Issuer’s 10% Senior Notes due 2018, (iii) repay all outstanding borrowings under the Issuer’s existing term loan credit facility, (iv) pay a special dividend to the shareholders of BOE Holding Corporation, including Platinum Equity, and to certain members of management in an amount of $200 million and (v) pay related transaction fees and expenses.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About BWAY

The Company, through its primary operating subsidiary, BWAY Corporation, is a leading North American supplier of general line rigid containers. The Company operates 24 plants throughout the United States and Canada serving industry leading customers on a national basis. BWAY Corporation is a wholly-owned subsidiary of the Issuer, which is a wholly-owned subsidiary of the Company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.